                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-11(c) or Rule 14a-12

                               Vector Group Ltd.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               VECTOR GROUP LTD.
                             100 S.E. SECOND STREET
                              MIAMI, FLORIDA 33131

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 2, 2003

To the Stockholders of Vector Group Ltd.:

     The Annual Meeting of Stockholders of Vector Group Ltd., a Delaware corporation (the "Company"), will be held at The Hyatt Regency Miami, 400 S.E. Second Avenue, Miami, Florida 33131 on Monday, June 2, 2003 at 11:00 a.m. local time, and at any postponement or adjournment thereof, for the following purposes:

          1. To elect five directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

          2. To transact such other business as properly may come before the meeting or any adjournments or postponements of the meeting.

     Every holder of record of Common Stock of the Company at the close of business on April 28, 2003 is entitled to notice of the meeting and any adjournments or postponements thereof and to vote, in person or by proxy, one vote for each share of Common Stock held by such holder. A list of stockholders entitled to vote at the meeting will be available to any stockholder for any purpose germane to the meeting during ordinary business hours from May 23, 2003 to June 2, 2003, at the headquarters of the Company located at 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131. A proxy statement, form of proxy and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 are enclosed herewith.

                                           By Order of the Board of Directors,

                                           /s/ Bennett S. LeBow
                                           -----------------------------------
                                           BENNETT S. LEBOW
                                           Chairman of the Board of Directors

Miami, Florida
April 29, 2003

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

                               VECTOR GROUP LTD.
                             100 S.E. SECOND STREET
                              MIAMI, FLORIDA 33131

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                                  INTRODUCTION

     The enclosed proxy is solicited on behalf of the board of directors of Vector Group Ltd., a Delaware corporation (the "Company"). The proxy is solicited for use at the annual meeting of stockholders to be held at The Hyatt Regency Miami, 400 S.E. Second Avenue, Miami, Florida 33131 on Monday, June 2, 2003, at 11:00 a.m. local time, and at any postponement or adjournment. The Company's principal executive offices are located at 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131, and its telephone number is (305) 579-8000.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Every holder of record of common stock of the Company at the close of business on April 28, 2003 is entitled to notice of the meeting and any adjournments or postponements and to vote, in person or by proxy, one vote for each share of Common Stock held by such holder. At the record date, the Company had outstanding 36,962,073 shares of Common Stock. This proxy statement, accompanying notice and proxy and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 are first being mailed to stockholders on or about May 2, 2003.

     Any stockholder giving a proxy has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered at or prior to the annual meeting to the secretary of the Company, by a duly executed proxy bearing a date or time later than the date or time of the proxy being revoked, or at the annual meeting if the stockholder is present and elects to vote in person. Mere attendance at the annual meeting will not serve to revoke a proxy. Abstentions and shares held of record by a broker or its nominee that are voted on any matter are included in determining the number of votes present for quorum purposes. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

     All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted FOR the election of the board's nominees. The nominees receiving a plurality of the votes cast will be elected as directors. The affirmative vote of the majority of votes present and entitled to vote on the matter at the meeting will be necessary for approval of any other matters to be considered at the annual meeting. With respect to the election of directors, shares as to which authority is withheld and broker shares that are not voted will not be included in determining the number of votes cast. With respect to other matters, abstentions and broker shares that are not voted are not treated as present and entitled to vote on the matter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the record date, the beneficial ownership of the Company's Common Stock, the only class of voting securities, by:

     - each person known to the Company to own beneficially more than five percent of the Common Stock;

     - each of the Company's directors and nominees;

     - each of the Company's named executive officers (as such term is defined in the Summary Compensation Table below); and

     - all directors and executive officers as a group.

     Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares indicated as beneficially owned, and the business address of each person is 100 S.E. Second Street, Miami, Florida 33131.

                                                              NUMBER OF    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                            SHARES       CLASS
------------------------------------                          ----------   ----------
Bennett S. LeBow(1)(5)(7)...................................  13,776,199      34.4%
High River Limited Partnership(2)...........................   8,301,720      22.1%
Barberry Corp.
Carl C. Icahn
  767 Fifth Avenue
  New York, NY 10153
Richard S. Ressler(3).......................................   2,218,296       6.0%
  Orchard Capital Corporation
  10960 Wilshire Boulevard
  Los Angeles, CA 90024
Howard M. Lorber(4)(5)(7)...................................   2,142,423       5.7%
Robert J. Eide(5)(6)........................................      39,390        (*)
  Aegis Capital Corp.
  70 East Sunrise Highway
  Valley Stream, NY 11581
Jeffrey S. Podell(5)(6).....................................      40,427        (*)
  182 Gannet Court
  Manhasset, NY 11030
Jean E. Sharpe(5)(6)........................................      28,282        (*)
  28 Old Church Lane
  South Salem, NY 10590
Richard J. Lampen(7)(8).....................................     209,467        (*)
Marc N. Bell(7)(8)..........................................      62,660        (*)
Ronald J. Bernstein(9)......................................      72,351        (*)
  Liggett Vector Brands Inc.
  One Park Drive
  Research Triangle Park, NC 27709
All directors and executive officers as a group (8
  persons)..................................................  16,371,199      40.0%

---------------

(*) The percentage of shares beneficially owned does not exceed 1% of the Common
    Stock.

(1) Includes 10,032,931 shares of Common Stock held by LeBow Gamma Limited Partnership, a Nevada limited partnership, 332,911 shares held by LeBow Alpha LLLP, a Delaware limited liability limited partnership, 371,592 shares held by The Bennett and Geraldine LeBow Foundation, Inc., a Florida not-for-profit corporation, 2,279,074 shares acquirable by LeBow Gamma Limited Partnership, as assignee of Mr. LeBow, upon exercise of currently exercisable options to purchase Common Stock, and 759,691 shares acquirable by LeBow Epsilon Investments Trust, as assignee of Mr. LeBow, upon exercise of currently exercisable options. Mr. LeBow indirectly exercises sole voting power and sole dispositive power over the shares of Common Stock held or acquirable by the partnerships and trust. The shares held by LeBow Alpha LLLP, are pledged to US Clearing Corp. to secure a margin loan to Mr. LeBow. LeBow Holdings, Inc., a Nevada corporation, is the general partner of LeBow Alpha LLLP and is the sole stockholder of LeBow Gamma, Inc., a Nevada corporation, which is the general partner of LeBow Gamma Limited Partnership. Mr. LeBow is a director, officer and sole shareholder of LeBow Holdings, Inc., a director and officer of LeBow Gamma, Inc. and the sole trustee of LeBow Epsilon Investments

    Trust. Mr. LeBow and family members serve as directors and executive officers of the foundation, and Mr. LeBow possesses shared voting power and shared dispositive power with the other directors of the foundation with respect to the foundation's shares of Common Stock.

(2) Based upon a Form 4, filed by the named entities on November 22, 2002. Barberry Corp. is the general partner of High River Limited Partnership and is wholly owned by Mr. Icahn. Includes 664,231 shares of Common Stock issuable upon conversion of the Company's convertible notes.

(3) Based upon Amendment No. 6 to Schedule 13D dated April 15, 1998, filed by the named individual.

(4) Includes 1,519,382 shares of Common Stock held by Lorber Epsilon 1999 Limited Partnership, a Delaware limited partnership, 15,289 shares held by the Lorber Charitable Fund, a New York not-for-profit corporation, and 607,752 shares acquirable by Lorber Epsilon Investments Trust, as assignee of Mr. Lorber, upon exercise of currently exercisable options to purchase Common Stock. Mr. Lorber indirectly exercises sole voting power and sole dispositive power over the shares of Common Stock held or acquirable by the partnership and the trust. Lorber Epsilon 1999 LLC, a Delaware limited liability company, is the general partner of Lorber Epsilon 1999 Limited Partnership. Lorber Alpha II Limited Partnership, a Nevada limited partnership, is the sole member of, and Mr. Lorber is the manager of, Lorber Epsilon 1999 LLC. Lorber Alpha II, Inc., a Nevada corporation, is the general partner of Lorber Alpha II Limited Partnership. Mr. Lorber is a director, officer and controlling shareholder of Lorber Alpha II, Inc. and the sole trustee of Lorber Epsilon Investments Trust. Family members serve as directors and executive officers of the charitable fund, and Mr. Lorber may be deemed to possess shared voting power and shared dispositive power with respect to the fund's shares of Common Stock, although Mr. Lorber disclaims beneficial ownership of these shares.

(5) The named individual is a director of the Company.

(6) Includes 7,717 shares issuable upon exercise of currently exercisable options to purchase Common Stock.

(7) The named individual is an executive officer of the Company.

(8) Represents shares issuable upon exercise of currently exercisable options to purchase Common Stock.

(9) The named individual is an executive officer of the Company's subsidiaries Liggett Vector Brands Inc. and Liggett Group Inc.

     In addition, by virtue of his controlling interest in the Company, Mr. LeBow may be deemed to own beneficially the securities of the Company's subsidiaries, including VGR Holding Inc., Liggett Group, Vector Tobacco Inc. and New Valley Corporation. The disclosure of this information should not be construed as an admission that Mr. LeBow is the beneficial owner of any securities of the Company's subsidiaries under Rule 13d-3 of the Securities Exchange Act of 1934 or for any other purpose, and beneficial ownership is expressly disclaimed. None of the Company's other directors or executive officers beneficially owns any equity securities of any of the Company's subsidiaries, except for Mr. Lorber and his affiliates who own 720,037 common shares of New Valley and 36,112 warrants to purchase New Valley common shares and hold options to acquire 65,333 New Valley common shares and 584,000 warrants.

                      NOMINATION AND ELECTION OF DIRECTORS

     The by-laws of the Company provide, among other things, that the board, from time to time, shall determine the number of directors of the Company. The size of the board is presently set at five. The present term of office of all directors will expire at the annual meeting. Five directors are to be elected at the annual meeting to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

     It is intended that proxies received will be voted FOR election of the nominees named below unless marked to the contrary. In the event any such person is unable or unwilling to serve as a director, proxies may be voted for substitute nominees designated by the present board. The board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected.

     The board recommends that stockholders vote FOR election of the nominees named below.

INFORMATION WITH RESPECT TO NOMINEES

     The following table sets forth certain information, as of the record date, with respect to each of the nominees. Each nominee is a citizen of the United States.

NAME AND ADDRESS                        AGE            PRINCIPAL OCCUPATION
----------------                        ---            --------------------
Bennett S. LeBow......................  65    Chairman of the Board and Chief
  Vector Group Ltd.                           Executive Officer
  100 S.E. Second Street
  Miami, FL 33131

Howard M. Lorber......................  54    President and Chief Operating
  Vector Group Ltd.                           Officer
  100 S.E. Second Street
  Miami, FL 33131

Robert J. Eide........................  50    Chairman and Treasurer, Aegis
  Aegis Capital Corp.                         Capital Corp.
  70 E. Sunrise Highway
  Valley Stream, NY 11581

Jeffrey S. Podell.....................  62    Chairman of the Board and
  182 Gannet Court                            President, Newsote, Inc.
  Manhasset, NY 11030

Jean E. Sharpe........................  56    Private Investor
  28 Old Church Lane
  South Salem, NY 10590

     Each director is elected annually and serves until the next annual meeting of stockholders and until his successor is duly elected and qualified.

BUSINESS EXPERIENCE OF NOMINEES

     Bennett S. LeBow has been Chairman of the Board and Chief Executive Officer of the Company since June 1990 and has been a director of the Company since October 1986. Since November 1990, he has been Chairman of the Board and Chief Executive Officer of VGR Holding Inc., a wholly-owned subsidiary of the Company, which directly or indirectly holds the Company's equity interests in several private and public companies. Mr. LeBow has served as President and Chief Executive Officer of Vector Tobacco Inc., a subsidiary of the Company engaged in the development and marketing of low nicotine, nicotine-free and reduced carcinogen cigarette products, since January 2001 and as a director since October 1999. Mr. LeBow has served as a director of Ladenburg Thalmann Financial Services Inc. since May 2001. Mr. LeBow has been Chairman of the Board of New Valley, a majority-owned subsidiary of the Company engaged in the real estate business and seeking to acquire additional operating companies, since January 1988 and Chief Executive Officer since November 1994.

     Howard M. Lorber has been President and Chief Operating Officer of the Company and VGR Holding since January 2001. Since November 1994, Mr. Lorber has served as President and Chief Operating Officer of New Valley, where he also serves as a director. Mr. Lorber has been Chairman of the Board of Directors of Hallman & Lorber Assoc. Inc., consultants and actuaries of qualified pension and profit sharing plans, and various of its affiliates since 1975; a stockholder and a registered representative of Aegis Capital Corp., a broker-dealer and a member firm of the National Association of Securities Dealers, since 1984; Chairman of the Board of Directors since 1987 and Chief Executive Officer since November 1993 of Nathan's Famous, Inc., a chain of fast food restaurants; a consultant to the Company and Liggett from January 1994 to January 2001; a director of United Capital Corp., a real estate investment and diversified manufacturing company, since May 1991; a director of Prime Hospitality Corp., a company doing business in the lodging industry, since May 1994; and the Chairman of the Board of Ladenburg Thalmann Financial Services since May 2001. He is also a trustee of Long Island University.

     Robert J. Eide has been a director of the Company and VGR Holding since November 1993. Mr. Eide has been the Chairman and Treasurer of Aegis Capital Corp., a registered broker-dealer, since 1984. Mr. Eide also serves as a director of Nathan's Famous, Inc., a restaurant chain, Ladenburg Thalmann Financial Services and Vital Living, Inc., a marketer of nutritional supplements.

     Jeffrey S. Podell has been a director of the Company and VGR Holding since November 1993. Mr. Podell has been the Chairman of the Board and President of Newsote, Inc., a privately-held holding company, since 1989.

     Jean E. Sharpe has been a director of the Company and VGR Holding since May 1998. Ms. Sharpe is a private investor and has engaged in various philanthropic activities since her retirement in September 1993 as Executive Vice President and Secretary of the Company and as an officer of various of its subsidiaries. Ms. Sharpe previously served as a director of the Company from July 1990 until September 1993.

BOARD OF DIRECTORS AND COMMITTEES

     During 2002, the board held five meetings. During 2002, the executive committee (composed of Messrs. Eide and LeBow) did not meet, while the compensation committee (composed of Messrs. Eide and Podell) acted by written consent nine times during the course of the year and the audit committee (composed of Messrs. Eide and Podell and Ms. Sharpe) met four times. Each director attended at least 75% of the aggregate number of meetings of the board and of each committee of which he was a member held during such period. The Company does not have a nominating committee.

     The executive committee exercises, in the intervals between meetings of the board, all the powers of the board in the management and affairs of the Company.

     The audit committee oversees the Company's financial statements, system of internal controls, and auditing, accounting and financial reporting processes; appoints, compensates, evaluates and, where appropriate, replaces the Company's independent accountants; reviews annually the audit committee charter; and reviews and pre-approves audit and permissible non-audit services. See "Audit Committee Report."

     The compensation committee reviews, approves and administers management compensation and executive compensation plans. The compensation committee also administers the Company's 1998 and 1999 Long-Term Incentive Plans.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation awarded to, earned by or paid during the past three years to those persons who were, at December 31, 2002, the Company's Chief Executive Officer and the other four most highly compensated executive officers (collectively, the "named executive officers"):

                         SUMMARY COMPENSATION TABLE(1)

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                 ANNUAL COMPENSATION                    ------------
                                 ----------------------------------------------------    SECURITIES
                                                                       OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR   SALARY ($)     BONUS ($)     COMPENSATION ($)   OPTIONS (#)    COMPENSATION ($)
---------------------------      ----   ----------     ---------     ----------------   ------------   ----------------
Bennett S. LeBow...............  2002   3,739,501(2)   1,043,700(3)       66,975(4)            --           305,970(5)
  Chairman of the Board          2001   3,739,501(2)   1,043,700(3)       68,101(4)       551,250           505,858(5)
  and Chief Executive            2000   3,527,282(2)     916,369(3)       67,085(4)            --           530,560(5)
  Officer

Howard M. Lorber(6)............  2002   2,257,082(7)   2,000,000(7)      149,905(4)            --
  President and Chief            2001   2,219,725(7)     500,000(7)      159,759(4)       275,625
  Operating Officer

Richard J. Lampen(8)...........  2002     750,000             --              --               --             6,000(9)
  Executive Vice President       2001     750,000             --              --               --                --
                                 2000     750,000             --              --               --                --

Marc N. Bell(10)...............  2002     375,000             --              --               --             6,000(9)
  Vice President, General        2001     375,000             --              --               --                --
  Counsel and Secretary          2000     300,000        100,000              --               --                --

Ronald J. Bernstein(11)........  2002     650,000             --              --               --             6,000(9)
  President and Chief            2001     650,000        650,000              --          262,500             5,100(9)
  Executive Officer of           2000     533,333         81,958          61,853(4)       289,406         4,000,000(12)
  Liggett Vector Brands and
  Liggett Group

---------------

 (1) Unless otherwise stated, the aggregate value of perquisites and other personal benefits received by the named executive officers are not reflected because the amounts were below the reporting requirements established by SEC rules.

 (2) Includes salary paid by New Valley of $2,000,000 per year.

 (3) Includes payments equal to 10% of Mr. LeBow's base salary from the Company ($173,950 in 2002 and 2001 and $152,728 in 2000) in lieu of certain other executive benefits.

 (4) Includes for Mr. LeBow an allowance paid by New Valley to an entity affiliated with him for lodging and related business expenses of $59,503, $68,101 and $67,085 for 2002, 2001 and 2000, respectively. Includes for Mr. Lorber an allowance paid by New Valley for lodging and related business expenses of $90,000 for 2002 and 2001 and an automobile allowance paid by New Valley of $41,973 for 2002 and $49,514 for 2001. Includes for Mr. Bernstein payment of relocation expenses of $55,575 for 2001.

 (5) Represents premiums paid by the Company under collateral assignment split-dollar insurance agreements covering the life of Mr. LeBow entered into by the Company commencing in December 1998 and $6,000 of 401(k) plan contributions for 2002. Upon surrender of the policies or payment of the death benefits, the Company is entitled to repayment of all premiums paid by it. Effective August 2002, no further premiums have been paid by the Company under the split-dollar insurance agreements.

 (6) Effective January 17, 2001, Mr. Lorber was appointed President and Chief Operating Officer of the Company. Mr. Lorber had previously served as a consultant to the Company and Liggett Group and as President and Chief Operating Officer of New Valley, a position he continues to hold.

 (7) Includes salary of $1,769,004 and bonus of $2,000,000 paid by New Valley for 2002 and salary of $1,739,725 and bonus of $500,000 paid by New Valley for 2001.

 (8) The table reflects 100% of Mr. Lampen's salary and bonus, all of which are paid by New Valley. Of Mr. Lampen's salary from New Valley, $187,500 per year has been reimbursed to New Valley by the Company.

 (9) Represents 401(k) plan contributions.

(10) The table reflects 100% of Mr. Bell's salary and bonus, all of which are paid by the Company. Of Mr. Bell's salary and bonus from the Company, $187,500 in 2002 and 2001 and $150,000 in 2000 have been reimbursed to the Company by New Valley.

(11) Mr. Bernstein has served as President and Chief Executive Officer of Liggett Group since September 2000 and of Liggett Vector Brands since March 2002. Previously Mr. Bernstein had served as President of Western Tobacco Investments LLC which held the Company's ownership interests in Liggett-Ducat Ltd.

(12) Represents a commission paid to Mr. Bernstein in connection with the sale of Western Tobacco Investments equal to one-percent of the aggregate sales price.

     The following table sets forth certain information concerning option exercises during 2002 by the named executive officers and the status of their options as of December 31, 2002.

              AGGREGATED OPTION EXERCISES DURING LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                           NUMBER OF       VALUE              OPTIONS AT               IN-THE-MONEY OPTIONS
                            SHARES       REALIZED          DECEMBER 31, 2002           AT DECEMBER 31, 2002*
                          ACQUIRED ON      UPON       ---------------------------   ---------------------------
NAME                       EXERCISE      EXERCISE     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   -----------   -----------   -------------   -----------   -------------
Bennett S. LeBow........          --             --    3,038,765      2,287,687     $10,917,675           --
Howard M. Lorber........   1,519,382    $17,490,123      607,752        854,437     $ 2,183,531           --
Richard J. Lampen.......          --             --      156,795        168,434     $ 1,176,292     $395,151
Marc N. Bell............          --             --       62,660         57,881     $   470,082           --
Ronald J. Bernstein.....          --             --       72,351        479,555              --           --

---------------

* Calculated using the closing price of $11.62 per share on December 31, 2002 less the option exercise price.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes information about the options, warrants and rights and other equity compensation under the Company's equity plans as of December 31, 2002.

                                                                                     NUMBER OF SECURITIES REMAINING
                            NUMBER OF SECURITIES TO                                  AVAILABLE FOR FUTURE ISSUANCE
                            BE ISSUED UPON EXERCISE    WEIGHTED-AVERAGE EXERCISE       UNDER EQUITY COMPENSATION
                            OF OUTSTANDING OPTIONS,       PRICE OF OUTSTANDING        PLANS (EXCLUDING SECURITIES
                              WARRANTS AND RIGHTS     OPTIONS, WARRANTS AND RIGHTS      REFLECTED IN COLUMN (A))
PLAN CATEGORY                         (A)                         (B)                             (C)
-------------               -----------------------   ----------------------------   ------------------------------
Equity compensation plans
  approved by security
  holders(1)..............         9,144,661                     $13.21                        2,359,208
Equity compensation plans
  not approved by security
  holders(2)..............         1,116,111                     $ 4.88                               --
     Total................        10,260,772                     $12.31                        2,359,208

---------------

(1) Includes options to purchase shares of the Company's Common Stock under the following stockholder-approved plans: 1998 Long-Term Incentive Plan and 1999 Long-Term Incentive Plan.

(2) Includes (i) options for 34,728 shares of Common Stock at an exercise price of $14.47 granted in December 1999 to the Company's three outside directors, which vested over three years; (ii) options for 620,845 shares of Common Stock at an exercise price of $4.93 granted in March 1998 to a law firm that represents Liggett Group and New Valley, which options were all exercised in March 2003; (iii) warrants for 127,331 shares of Common Stock at an exercise price of $3.98 granted in March 1998 to holders of VGR Holding's senior secured notes, which warrants were all exercised in March 2003; and (iv) options for 333,207 shares of Common Stock granted at an exercise price of $4.11 in 1997 and 1998 to employees of the Company, which vested in equal annual installments through January 1, 2003.

COMPENSATION OF DIRECTORS

     Outside directors of the Company receive $7,000 per annum as compensation for serving as director, $2,500 ($5,000 for the chair) per annum for membership on each of the audit and compensation committees, $1,000 per meeting for each board meeting attended, and $500 per meeting for each committee meeting attended. In addition, each outside director of VGR Holding receives $28,000 per annum as compensation for serving as director, $500 per meeting for each board meeting attended, and $500 for each committee meeting attended. Each director is reimbursed for reasonable out-of-pocket expenses incurred in serving on the board of the Company and/or VGR Holding. The Company also makes available health and dental insurance coverage to its directors.

EMPLOYMENT AGREEMENTS

     Bennett S. LeBow is a party to an employment agreement with the Company dated February 21, 1992, as amended July 20, 1998. The agreement has a one-year term with automatic renewals for additional one-year terms unless notice of non-renewal is given by either party six months prior to the termination date. As of January 1, 2003, Mr. LeBow's annual base salary from the Company was $1,739,501. He is also entitled to an annual bonus for 2003 of $869,750 and an annual payment equal to 10% of his base salary in lieu of certain other executive benefits such as club memberships, company-paid automobiles and other similar perquisites. Following termination of his employment without cause, he would continue to receive his then current base salary and bonus for 24 months. Following termination of his employment within two years of a change of control or in connection with similar events, he would receive a lump sum payment equal to 2.99 times his then current base salary and bonus.

     Mr. LeBow is a party to an employment agreement with New Valley dated as of June 1, 1995, as amended effective as of January 1, 1996. The agreement had an initial term of three years effective as of January 18, 1995, with an automatic one year extension on each anniversary of the effective date unless notice of non-extension is given by either party within the 60-day period before such anniversary date. As of January 1, 2003, Mr. LeBow's annual base salary from New Valley was $2,000,000. Following termination of his employment without cause, he would continue to receive his base salary for a period of 36 months commencing with the next anniversary of the effective date following the termination notice. Following termination of his employment within two years of a change of control, he would receive a lump sum payment equal to 2.99 times his then current base salary.

     Howard M. Lorber is a party to an employment agreement with the Company dated January 17, 2001. The agreement has an initial term of three years from January 17, 2001, with an automatic one-year extension on each anniversary of the effective date unless notice of non-extension is given by either party within 60 days before this date. As of January 1, 2003, Mr. Lorber's annual base salary was $503,192. Mr. Lorber's salary is subject to an annual cost of living adjustment. In addition, the Board must periodically review this base salary and may increase but not decrease it from time to time in its sole discretion. The Board may also award an annual bonus to Mr. Lorber in its sole discretion. Following termination of his employment without cause, he would continue to receive his base salary for a period of 36 months commencing with the next anniversary of the effective date following the termination notice. Following termination of his employment within two years of a change of control, he would receive a lump sum payment equal to 2.99 times the sum of his then current base salary and the bonus amounts earned by him for the twelve-month period ending with the last day of the month immediately before the month in which the termination occurs.

     Mr. Lorber is a party to an employment agreement with New Valley dated June 1, 1995. The agreement has an initial term of three years effective as of January 18, 1995, with an automatic one-year extension on each anniversary of the effective date unless notice of non-extension is given by either party within 60 days before this date. As of January 1, 2003, Mr. Lorber's annual base salary was $1,822,587. Mr. Lorber's salary is subject to an annual cost of living adjustment. In addition, the Board must periodically review this base salary and may increase but not decrease it from time to time in its sole discretion. The Board may also award an annual bonus to Mr. Lorber in its sole discretion. The Board awarded Mr. Lorber a bonus of $2,000,000 for 2002. Following termination of his employment without cause, he would continue to receive his base salary for a period of 36 months commencing with the next anniversary of the effective date following the termination notice. Following termination of his employment within two years of a change of control, he would receive a lump sum payment equal to 2.99 times the sum of his then current base salary and the bonus amounts earned by him for the twelve-month period ending with the last day of the month immediately before the month in which the termination occurs.

     Richard J. Lampen is a party to an employment agreement with New Valley dated September 22, 1995. The agreement had an initial term of two and a quarter years from October 1, 1995 with automatic renewals after the initial term for additional one-year terms unless notice of non-renewal is given by either party within the 90-day period prior to the termination date. As of January 1, 2003, his annual base salary was $750,000. In addition, the New Valley board of directors may award an annual bonus to Mr. Lampen in its sole discretion. The New Valley Board may increase but not decrease Mr. Lampen's base salary from time to time in its sole discretion. Following termination of his employment without cause, Mr. Lampen would receive severance pay in a lump sum equal to the amount of his base salary he would have received if he was employed for one year after termination of his employment term.

     Marc N. Bell is a party to an employment agreement with the Company dated April 15, 1994. The agreement had an initial term of two years from April 15, 1994 with automatic renewals after the initial term for additional one-year terms unless notice of non-renewal is given by either party within the 60-day period prior to the termination date. As of January 1, 2003, his annual base salary was $375,000. In addition, the board of directors may award an annual bonus to Mr. Bell in its sole discretion. The board may increase but not decrease Mr. Bell's base salary from time to time in its sole discretion. Following termination of his employment without cause, Mr. Bell would receive severance pay in a lump sum equal to the amount of his base salary he would have received if he was employed for one year after termination of his employment term.

     Ronald J. Bernstein, President and Chief Executive Officer of Liggett, is a party to an employment agreement with Liggett dated September 1, 2000. As of January 1, 2003, Mr. Bernstein's annual salary was $650,000. Bonus payments are at the sole discretion of the board of Liggett. In case of termination, Mr. Bernstein is covered by Liggett's executive termination policy which provides for 24 months of termination pay at the current salary of the executive, if a senior executive officer's employment is terminated without cause.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2002, Messrs. Eide and Podell were members of the Company's compensation committee. Messrs. Eide and Podell serve as directors of VGR Holding. Mr. Eide is a stockholder, and serves as the Chairman and Treasurer, of Aegis Capital Corp., a registered broker-dealer, that has performed services for New Valley since before January 1, 2002. During 2002, Aegis received commissions and other income in the aggregate amount of approximately $87,000 from New Valley.

     Mr. LeBow is Chairman of the Board and Chief Executive Officer of New Valley and VGR Holding. Mr. Lorber, an executive officer and director of the Company and VGR Holding, and Mr. Lampen, an executive officer of the Company and VGR Holding, are executive officers and directors of New Valley. Prior to October 2002, New Valley's board of directors did not have a separate compensation committee and acted on compensation matters as an entire board. No executive officer of the Company currently serves on the New Valley compensation committee.

DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

     Liggett sponsors the Retirement Plan For Salaried Non-Bargaining Unit Employees of Liggett, which is a noncontributory, defined benefit plan. Each salaried employee of the participating companies becomes a participant on the first day of the month following one year of employment with 1,000 hours of service and the attainment of age 21. A participant becomes vested as to benefits on the earlier of his attainment of age 65, or upon completion of five years of service. Benefits become payable on a participant's normal retirement date, age 65, or, at the participant's election, at his early retirement after he has attained age 55 and completed ten years of service. A participant's annual benefit at normal retirement date is equal to the sum of: (A) the product of: (1) the sum of: (a) 1.4% of the participant's average annual earnings during the five-year period from January 1, 1986 through December 31, 1990 not in excess of $19,500 and (b) 1.7% of his average annual earnings during such five-year period in excess of $19,500 and (2) the number of his years of credited service prior to January 1, 1991; (B) 1.55% of his annual earnings during each such year after December 31, 1990, not in excess of $16,500; and (C) 1.85% of his annual earnings during such year in excess of $16,500. The maximum years of credited service is 35. If an employee was hired prior to January 1, 1983, there is no reduction for early retirement. If hired on or after January 1, 1983, there is a reduction for early retirement equal to 3% per year for the number of years prior to age 65 (age 62 if the participant has at least 20 years of service) that the participant retires. The plan also provides benefits to disabled participants and to surviving spouses of participants who die before retirement. Benefits are paid in the form of a single life annuity, with optional actuarially equivalent forms of annuity available. Payment of benefits is made beginning on the first day of the month immediately following retirement. As of December 31, 1993, the accrual of benefits under the plan was frozen.

     As of December 31, 2002, none of the named executive officers was eligible to receive any benefits under the retirement plan, except for Mr. Bernstein who is entitled to a monthly benefit of $372 at age 65.

     Under some circumstances, the amount of retirement benefits payable under the retirement plan to some employees may be limited by the federal tax laws. Any benefit lost due to such a limitation will be made up by Liggett through a non-qualified supplemental retirement benefit plan. Liggett has accrued, but not funded, amounts to pay benefits under this supplemental plan.

     Effective January 1, 2002, the Company adopted a Supplemental Executive Retirement Plan ("SERP"). The SERP is a defined benefit plan pursuant to which the Company will pay pension benefits to certain key employees, including Messrs. LeBow, Lorber and Bernstein. The SERP is intended to be unfunded for tax purposes, and payments under the SERP will be made out of the general assets of the Company.

     Under the SERP, the projected annual benefit payable to a participant at his normal retirement date is a predetermined amount set by the Company's board of directors ($2,524,163 for Mr. LeBow, $1,051,875 for Mr. Lorber and $438,750 for Mr. Bernstein). Normal retirement date is defined as the January 1 following the attainment by the participant of the later of age 60 or the completion of 8 years of service following January 1, 2002 for the Company or a subsidiary. In the case of a participant who becomes disabled prior to his normal retirement date or whose service is terminated without cause, the participant's benefit consists of a fractional portion of the full projected retirement benefit to which he would have been entitled had he remained employed through his normal retirement date, as actuarially discounted back to the date of payment. A participant who dies while working for the Company or a subsidiary (and before becoming disabled or attaining his normal retirement date) will be paid an actuarially discounted equivalent of his projected retirement benefit; conversely, a participant who retires beyond his normal retirement date will receive an actuarially increased equivalent of his projected retirement benefit. No participant whose employment is terminated upon his own volition, or for any reason other than death, disability or attainment of normal (or late) retirement, will be entitled to any benefits under the SERP.

     Benefits under the SERP are generally payable in the form of a joint and survivor annuity (in the case of a married participant) or a single life annuity (in the case of an unmarried participant), with either such form of distribution representing the actuarial equivalent of the benefits due the participant. A participant may also request that his benefits be paid in a lump sum, but the Company may approve or disapprove such request in its discretion.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Compensation arrangements for the Company's executive officers are usually negotiated on an individual basis between Mr. LeBow and each executive. The Company's executive compensation philosophy is:

     - to base management's pay, in part, on achievement of the Company's goals;

     - to provide incentives to enhance stockholder value;

     - to provide competitive levels of compensation, to recognize individual initiative and achievement; and

     - to assist the Company in attracting talented executives to a challenging and demanding environment and to retain such executives for the benefit of the Company and its subsidiaries.

     Compensation arrangements for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, and any increased responsibilities assumed by the executive. Bonus arrangements of certain executive officers are fixed by contract and are not contingent. The Company, from time to time, considers the payment of discretionary bonuses to its executive officers. Bonuses are determined based, first, upon the level of achievement by the Company of its goals and, second, upon the level of personal achievement by such executive officers.

     The compensation package of Mr. LeBow was negotiated and approved by the independent members of the board of directors of the Company in February 1992. The compensation of Mr. LeBow is set forth in an employment agreement between Mr. LeBow and the Company. See "Employment Agreements", above.

     The compensation package of Mr. Lorber was negotiated and approved by the board of directors of the Company in January 2001 when Mr. Lorber was elected President and Chief Operating Officer of the Company. At that time, Mr. Lorber's base salary from the Company was established at the same level as the consulting payments he had previously received from the Company and Liggett. See "Employment Agreements", above.

     The compensation package of Mr. Bernstein, as President and Chief Executive Officer of Liggett, was negotiated and approved by the board of directors of Liggett in September 2000. See "Employment Agreements", above.

     In 1993, Section 162(m) was added to the Internal Revenue Code of 1986. This section generally provides that no publicly held company may deduct compensation in excess of $1,000,000 paid in any taxable year to its chief executive officer or any of its four other highest paid officers unless:

     - the compensation is payable solely on account of the attainment of performance goals;

     - the performance goals are determined by a compensation committee of two or more outside directors;

     - the material terms under which compensation is to be paid are disclosed to and approved by the stockholders of the Company; and

     - the compensation committee certifies that the performance goals were met.

     This limitation is applicable to the cash compensation paid by the Company to Mr. LeBow and the other named executives officers in 2002.

     The foregoing information is provided by the compensation committee of the Company.

                                          Robert J. Eide, Chairman
                                          Jeffrey S. Podell

AUDIT COMMITTEE REPORT

     The audit committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Composition and Independence. The audit committee of the board of directors is composed of three independent directors, as defined by the current New York Stock Exchange rules. The members of the audit committee are Robert J. Eide, Chairman, Jeffrey S. Podell and Jean E. Sharpe.

     Responsibilities. The audit committee of the board of directors oversees the Company's financial reporting on behalf of the board. Management is responsible for the system of internal controls and for preparing financial statements. The independent accountants are responsible for expressing an opinion on the fair presentation of the audited financial statements in conformity with generally accepted accounting principles. The audit committee operates in accordance with a charter approved by the board of directors.

     Review with Management and Independent Accountants. In fulfilling its oversight responsibilities, the audit committee reviewed the audited December 31, 2002 financial statements of the Company with management and PricewaterhouseCoopers LLP, the Company's independent accountants. Management represented to the audit committee that these statements were prepared in accordance with generally accepted accounting principles. The audit committee also discussed accounting policies, significant judgments inherent in the financial statements, disclosures and other matters required by generally accepted auditing standards with management and the independent accountants. In addition, the audit committee has received from the independent accountants the annual independence disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from management and the Company. In that connection, the audit committee considered the compatibility of all non-audit services with the auditors' independence.

     During 2002, the audit committee met with management and the independent accountants to discuss:

     - the annual audit scope and plans for the audit,

     - the independent accountants' review of the quarterly financial statements,

     - the adequacy of the independent accountants' staffing and related fees,

     - the results of the independent accountants' examinations, and

     - the adequacy and effectiveness of the Company's accounting and financial controls.

     The audit committee also met with the independent accountants without management present.

     In reliance on the reviews and discussions with management and the independent accountants, the audit committee recommended to the board of directors, and the board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

     This report is submitted by the audit committee of the Company.

                                          Robert J. Eide, Chairman
                                          Jeffrey S. Podell
                                          Jean E. Sharpe

AUDIT AND RELATED FEES

     The audit committee reviews and approves audit and permissible non-audit services performed by PricewaterhouseCoopers LLP, as well as the fees charged by PricewaterhouseCoopers LLP for such services. In its review of non-audit service fees and its appointment of PricewaterhouseCoopers LLP as the Company's independent accountants, the audit committee considered whether the provision of such services is compatible with maintaining PricewaterhouseCoopers LLP's independence.

     Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services for the audit of the annual financial statements of the Company and its consolidated subsidiaries and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the last fiscal year were $623,422.

     Financial Information Systems Design and Implementation Fees. There were no fees billed by PricewaterhouseCoopers LLP to the Company for financial information systems design and implementation.

     All Other Fees. Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the last fiscal year, mainly for tax and human resources services, were $219,132.

PERFORMANCE GRAPH

     The following graph compares the total annual return of the Company's Common Stock, the S&P 500 Index, the S&P MidCap 400 Index and the S&P Tobacco Index for the five years ended December 31, 2002. The graph assumes that $100 was invested on December 31, 1997 in the Common Stock and each of the indices, and that all cash dividends and distributions were reinvested. Information for the Company's Common Stock includes the value of the December 20, 2001 distribution to the Company's stockholders of shares of Ladenburg Thalmann Financial Services common stock and assumes such stock was held by the stockholders until December 31, 2002.

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------
                             12/97     12/98     12/99     12/00     12/01     12/02
-------------------------------------------------------------------------------------
 Vector Group Ltd.            100       291       195       236       548       223
 S&P 500                      100       128       155       141       124        97
 S&P MidCap                   100       118       136       160       160       136
 S&P Tobacco                  100        97        63       109       145       138

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1995, the Company and New Valley entered into an expense sharing agreement pursuant to which lease, legal and administrative expenses are allocated to the entity incurring the expense. The Company was reimbursed approximately $236,000 in 2002 under this agreement. The arrangement with New Valley has continued in 2003.

     In connection with the Company's convertible note offering in July 2001, the placement agent for the offering required that Bennett S. LeBow, the principal stockholder and Chairman of the Company, grant the placement agent the right, in its sole discretion, to borrow up to 3,307,500 shares of Common Stock from the principal stockholder or any entity affiliated with him during the three-year period ending June 29, 2004 and that he agree not to dispose of such shares during the three-year period, subject to limited exceptions. In consideration for the principal stockholder agreeing to lend his shares in order to facilitate the Company's offering and accepting the resulting liquidity risk, the Company agreed to pay him or an affiliate designated by him an annual fee, payable on a quarterly basis at his election in cash or shares of Common Stock, equal to 1% of the aggregate market value of 3,307,500 shares of Common Stock. For the year ended December 31, 2002, the Company paid an entity affiliated with Mr. LeBow an aggregate of $616,000 in cash under this agreement.

     As of the record date, High River Limited Partnership, an investment entity owned by Carl C. Icahn, was the beneficial owner of 22.1% of the Common Stock. High River owns $20,000,000 of the Company's 6.25% convertible notes due 2008, convertible into 664,231 shares of Common Stock on the record date. High River received interest payments on the notes of $1,250,000 during 2002.

     Various executive officers and directors of the Company and New Valley serve as members of the Board of Directors of Ladenburg Thalmann Financial Services Inc., which is indebted to New Valley. For additional information concerning these borrowings, see note 21 to the Company's consolidated financial statements in the accompanying 2002 annual report to stockholders, which note should be deemed part of this proxy statement.

     Howard M. Lorber, the President and a director of the Company, is Chairman of Hallman & Lorber. During 2002, Mr. Lorber and Hallman & Lorber and its affiliates received ordinary and customary insurance commissions aggregating approximately $606,000 on various insurance policies issued for the Company and its subsidiaries and investees. Mr. Lorber and Hallman & Lorber and its affiliates have continued to provide services to the Company in 2003.

     See also "Compensation Committee Interlocks and Insider Participation."

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP has been the independent accountants for the Company since December 1986 and will serve in that capacity for the 2003 fiscal year unless the audit committee deems it advisable to make a substitution. It is expected that one or more representatives of such firm will attend the annual meeting and be available to respond to any questions. These representatives will be given an opportunity to make statements at the annual meeting if they desire.

                                 MISCELLANEOUS

ANNUAL REPORT

     The Company has mailed, with this proxy statement, a copy of the annual report to each stockholder as of the record date. If a stockholder requires an additional copy of the annual report, the Company will provide one, without charge, on the written request of any such stockholder addressed to the Company's secretary at Vector Group Ltd., 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires directors and executive officers of the Company, as well as persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC and The New York Stock Exchange. These persons are also required by SEC regulations to furnish the Company with copies of all reports that they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during and with respect to the fiscal year ended December 31, 2002, all reporting persons have timely complied with all filing requirements applicable to them.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 2004 annual meeting of stockholders of the Company and included in the Company's proxy statement for that meeting pursuant to Rule 14a-8 of the Exchange Act must be received by the Company at its principal executive offices, 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131, Attention: Marc N. Bell, Secretary, on or before December 31, 2003 in order to be eligible for inclusion in the Company's proxy statement relating to that meeting. Notice of a stockholder proposal submitted outside the processes of Rule 14a-8 will be considered untimely unless submitted by March 18, 2004.

OTHER MATTERS

     All information in this proxy statement concerning the Common Stock has been adjusted to give effect to the 5% stock dividends paid to the stockholders of the Company on September 30, 1999, September 28, 2000, September 28, 2001 and September 27, 2002.

     The cost of this solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the directors, officers and regular employees of the Company may, without additional compensation, solicit proxies personally or by telephone. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for customary and reasonable expenses incurred in forwarding soliciting material to the beneficial owners of Common Stock.

     The board knows of no other matters which will be presented at the annual meeting. If, however, any other matter is properly presented at the annual meeting, the proxy solicited by this proxy statement will be voted in accordance with the judgment of the person or persons holding such proxy.

                                          By Order of the Board of Directors,

                                          /s/ Bennett S. LeBow
                                          -----------------------------------
                                          BENNETT S. LEBOW
                                          Chairman of the Board of Directors

Dated: April 29, 2003

                               VECTOR GROUP LTD.

                                     PROXY

   SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE 2003 ANNUAL MEETING OF

                       STOCKHOLDERS OF VECTOR GROUP LTD.

   The undersigned stockholder of Vector Group Ltd. (the "Company") hereby constitutes and appoints each of Joselynn D. Van Siclen and Marc N. Bell attorney and proxy of the undersigned, with power of substitution, to attend, vote and act for the undersigned at the 2003 Annual Meeting of Stockholders of the Company, a Delaware corporation, to be held at The Hyatt Regency Miami, 400 S.E. Second Avenue, Miami, Florida 33131 on Monday, June 2, 2003, at 11:00 a.m. local time, and at any adjournments or postponements thereof, with respect to the following on the reverse side of this proxy card and, in their discretion, on such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

Item 1. Election of Directors:

[ ]         FOR ALL NOMINEES                            [ ]         WITHHOLD AUTHORITY FOR                      [ ]
                                                                    ALL NOMINEES

[ ]         FOR ALL EXCEPT (See
            instructions below)

   Nominees: Robert J. Eide, Bennett S. LeBow, Howard M. Lorber, Jeffrey S. Podell and Jean E. Sharpe

 (INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

   If not otherwise directed, this proxy will be voted FOR the election of the nominees.

   The Board of Directors recommends a vote FOR all nominees in Item 1.

   PLEASE DATE, SIGN AND MAIL AT ONCE IN THE ENCLOSED POSTPAID ENVELOPE.

                                                              Dated:                                     , 2003
                                                                      ----------------------------

                                                              -------------------------------------------
                                                              Signature of Stockholder

                                                              -------------------------------------------

                                                              Dated:                                     , 2003
                                                                      ----------------------------

                                                              -------------------------------------------
                                                              Signature of Stockholder

                                                              -------------------------------------------

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please give fill corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.